EXHIBIT 4.2

EXECUTION VERSION

ENABLE MIDSTREAM PARTNERS, LP,

AS ISSUER,

CENTERPOINT ENERGY RESOURCES CORP.,

AS GUARANTOR

AND

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

First Supplemental Indenture

Dated as of May 27, 2014

to

Indenture

Dated as of May 27, 2014

2.400% Senior Notes due 2019

3.900% Senior Notes due 2024

5.000% Senior Notes due 2044

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TABLE OF CONTENTS

(continued)

		Page
ARTICLE 7 MISCELLANEOUS PROVISIONS		26

Section 7.01	Recitals by Company and the Guarantor	26

Section 7.02	Ratification and Incorporation of Original Indenture	26

Section 7.03	Executed in Counterparts	26

Section 7.04	Governing Law; Waiver of Jury Trial	26

Section 7.05	Effect of Headings	27

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This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) is made as of May 27, 2014, by and among ENABLE MIDSTREAM PARTNERS, LP, a Delaware limited partnership, having its principal office at One Leadership Square, 211 North Robinson Avenue, Suite 950, Oklahoma City, Oklahoma 73102 (the “Company”), CENTERPOINT ENERGY RESOURCES CORP., a Delaware corporation (the “Guarantor”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into an Indenture, dated as of May 27, 2014 (the “Original Indenture”), with U.S. Bank National Association, as Trustee, to provide for the issuance from time to time of its unsecured senior debt securities (the “Securities”);

WHEREAS, under the Original Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Original Indenture and the form and terms of the Securities of such series may be established by a supplemental indenture executed by the Company, any Guarantor (as defined in the Original Indenture) and the Trustee;

WHEREAS, the Company proposes to create under the Original Indenture (i) a new series of Securities to be issued in an initial aggregate principal amount of $500,000,000, designated as the 2.400% Senior Notes due 2019, (ii) a new series of Securities to be issued in an initial aggregate principal amount of $600,000,000, designated as the 3.900% Senior Notes due 2024, and (iii) a new series of Securities to be issued in an initial aggregate principal amount of $550,000,000, designated as the 5.000% Senior Notes due 2044; each such series to be issued as set forth herein;

WHEREAS, collection, and not payment, of the Company’s obligations under each of the series of Securities designated as the 2.400% Senior Notes due 2019 and the 3.900% Senior Notes due 2024 is to be guaranteed on an unsecured and subordinated basis, subject to automatic release, by the Guarantor on the terms set forth herein;

WHEREAS, the Original Indenture is incorporated herein by this reference, and the Original Indenture, as amended and supplemented to the date hereof, including by this First Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it the valid and binding obligations of the Company and the Guarantor have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

RELATION TO ORIGINAL INDENTURE; DEFINITIONS

Section 1.01 Relation to Original Indenture. With respect to the Notes, this First Supplemental Indenture constitutes an integral part of the Original Indenture.

Section 1.02 Generally. The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

Section 1.03 Definitions. The following defined terms used herein with respect to the Notes shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“144A Global Security” means a Global Security substantially in the form of Annex A-1 hereto, with respect to the 2019 Notes, Annex A-2 hereto, with respect to the 2024 Notes, and Annex A-3 hereto, with respect to the 2044 Notes, bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the 2019 Notes, the 2024 Notes and the 2044 Notes, as applicable, sold in reliance on Rule 144A.

“Additional Interest” means the additional interest payable pursuant to Section 5 of the Registration Rights Agreement.

“Additional 2019 Notes” means additional 2019 Notes (other than the Initial 2019 Notes) issued under this First Supplemental Indenture in accordance with Sections 2.02 and 2.06 of this First Supplemental Indenture, as part of the same series as the Initial 2019 Notes.

“Additional 2024 Notes” means additional 2024 Notes (other than the Initial 2024 Notes) issued under this First Supplemental Indenture in accordance with Sections 2.02 and 2.06 of this First Supplemental Indenture, as part of the same series as the Initial 2024 Notes.

“Additional 2044 Notes” means additional 2044 Notes (other than the Initial 2044 Notes) issued under this First Supplemental Indenture in accordance with Sections 2.02 and 2.06 of this First Supplemental Indenture, as part of the same series as the Initial 2044 Notes.

“Additional Notes” means, collectively, the Additional 2019 Notes, the Additional 2024 Notes and the Additional 2044 Notes.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear Bank, S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, S.A. that apply to such transfer or exchange.

“Broker-Dealer” has the meaning set forth in the applicable Registration Rights Agreement.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the term between the Redemption Date and the Stated Maturity (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of five Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of all of the Reference Treasury Dealer Quotations or (b) if the Quotation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means at any date of determination, the total amount of consolidated assets of the Company and its Subsidiaries after deducting therefrom (a) all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed, and (ii) current maturities of long-term debt), and (b) the value (net of any applicable reserves and accumulated amortization) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the consolidated balance sheet of the Company and its Subsidiaries for the most recently completed fiscal quarter or fiscal year, as applicable.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit, performance bonds and other obligations issued by or for the account of such Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement, (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade and accounts payables and accrued expenses incurred in the ordinary course of business, (e) all capitalized lease obligations of such Person, (f) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (provided that if the obligations so secured have not been assumed in full by such Person or are not otherwise such Person’s legal liability in full, then such obligations shall be deemed to be in an amount equal to the greater of (i) the lesser of (A) the full amount of such obligations and (B) the fair market value of such assets, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution, and (ii) the amount of obligations as have been assumed by such Person or which are otherwise such Person’s legal liability), and (g) all Debt of others (other than endorsements in the ordinary course of business) guaranteed by such Person to the extent of such guarantee.

“Exchange Notes” means the notes issued in an Exchange Offer pursuant to Section 2.07(6) of this First Supplemental Indenture.

“Exchange Offer” has the meaning set forth in the applicable Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the applicable Registration Rights Agreement.

“Global Security Legend” means the legend set forth in Section 2.07(7)(b) hereof, which is required to be placed on all Global Securities issued under this First Supplemental Indenture.

“Global Securities” means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Annex A-1 hereto, with respect to the 2019 Notes, Annex A-2, with respect to the 2024 Notes, and Annex A-3, with respect to the 2044 Notes, and that bears the Global Security Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, issued in accordance with Section 2.02, 2.07(2)(c), 2.07(2)(d) or 2.07(6) of this First Supplemental Indenture.

“Initial 2019 Notes” means the 2.400% Senior Notes due 2019 being issued by the Company under the Indenture and sold to the Initial Purchasers pursuant to the Purchase Agreement.

“Initial 2024 Notes” means the 3.900% Senior Notes due 2024 being issued by the Company under the Indenture and sold to the Initial Purchasers pursuant to the Purchase Agreement.

“Initial 2044 Notes” means the 5.000% Senior Notes due 2044 being issued by the Company under the Indenture and sold to the Initial Purchasers pursuant to the Purchase Agreement.

“Initial Notes” means, collectively, the Initial 2019 Notes, the Initial 2024 Notes and the Initial 2044 Notes.

“Initial Purchasers” has the meaning set forth in the Purchase Agreement.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is not also a QIB.

“Interest Payment Dates” means May 15 and November 15, commencing on November 15, 2014.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means any mortgage, lien, pledge, security interest, charge, adverse claim, or other encumbrance.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Original Issue Date” means May 27, 2014.

“Principal Property” means, whether owned or leased on the date of this First Supplemental Indenture or subsequently acquired, any pipeline, gathering system, terminal, storage facility, processing plant or other plant or facility owned or leased by the Company or its Subsidiaries and used in the transportation, distribution, terminalling, gathering, treating, processing, marketing or storage of natural gas, natural gas liquids, propane, crude oil, condensate or fresh or produced water except (a) any property or asset consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles (but excluding vehicles that generate transportation revenues) and (b) any such property or asset, plant or terminal which, in the good faith opinion of the Board of Directors of the General Partner as evidenced by resolutions of the Board of Directors of the General Partner, is not material in relation to the activities of the Company and its Subsidiaries, taken as a whole.

“Principal Subsidiary” means any Subsidiary of the Company that owns or leases, directly or indirectly, a Principal Property.

“Private Placement Legend” means the legend set forth in Section 2.07(7)(a)(A) hereof to be placed on all Notes issued under this First Supplemental Indenture except where otherwise permitted by the provisions of this First Supplemental Indenture.

“Purchase Agreement” means the Purchase Agreement dated as of May 19, 2014 among the Company, the Guarantor and RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, as representatives for the several Initial Purchasers listed on Schedule I thereto.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (a) RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, and their respective successors; provided, however, that if any of the foregoing ceases to be a U.S. government securities dealer (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer and (b) one other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Registration Rights Agreement” means (a) with respect to the Initial Notes, the Registration Rights Agreement dated as of May 27, 2014 among the Company, the Guarantor and RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, as representatives for the several Initial Purchasers and (b) with respect to any Additional Notes, the comparable agreement, in each case as such agreement may be amended, modified or supplemented from time to time.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on May 1 or November 1, respectively, prior to such Interest Payment Date (whether or not a Business Day).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” means a Global Security substantially in the form of Annex A-1 hereto, with respect to the 2019 Notes, Annex A-2 hereto, with respect to the 2024 Notes, and Annex A-3 hereto, with respect to the 2044 Notes, bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the 2019 Notes, the 2024 Notes and the 2044 Notes, as applicable, sold in reliance on Rule 903 of Regulation S.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period required by Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale-Leaseback Transaction” means the sale or transfer by the Company or any Principal Subsidiary of any Principal Property to a Person (other than a Principal Subsidiary) and the taking back by the Company or any Principal Subsidiary, as the case may be, of a lease of such Principal Property.

“Shelf Registration Statement” has the meaning set forth in the applicable Registration Rights Agreement.

“Stated Maturity” means with respect to the 2019 Notes, May 15, 2019, with respect to the 2024 Notes, May 15, 2024, and, with respect to the 2044 Notes, May 15, 2044.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding any Redemption Date.

“Unrestricted Definitive Security” means a Definitive Security that does not bear and is not required to bear the Private Placement Legend

“Unrestricted Global Security” means a Global Security that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

ARTICLE 2

ESTABLISHMENT OF SERIES; NOTES

Section 2.01 Establishment. There is hereby established a (i) new series of Securities to be issued under the Indenture, designated as the Company’s 2.400% Senior Notes due 2019, which Securities are to consist of Initial 2019 Notes and Additional 2019 Notes, (ii) new series of Securities to be issued under the Indenture, designated as the Company’s 3.900% Senior Notes due 2024, which Securities are to consist of Initial 2024 Notes and Additional 2024 Notes and (iii) new series of Securities to be issued under the Indenture, designated as the Company’s 5.000% Senior Notes due 2044, which Securities are to consist of Initial 2044 Notes and Additional 2044 Notes. The Initial 2019 Notes and the Additional 2019 Notes are referred to collectively as the “2019 Notes” and shall constitute a single series of Securities hereunder. The Initial 2024 Notes and the Additional 2024 Notes are referred to collectively as the “2024 Notes” and shall constitute a single series of Securities hereunder. The Initial 2044 Notes and the Additional 2044 Notes are referred to collectively as the “2044 Notes” and shall constitute a single series of Securities hereunder. The 2019 Notes, the 2024 Notes and the 2044 Notes are referred to collectively as the “Notes”. The Notes shall have the forms and terms specified in this Article 2.

Section 2.02 Authentication and Delivery. There are to be authenticated and delivered $500,000,000 principal amount of Initial 2019 Notes, $600,000,000 principal amount of Initial 2024 Notes and $550,000,000 principal amount of Initial 2044 Notes on the Original Issue Date, and Additional Notes of each series may be authenticated and delivered from time to time as provided by Sections 301, 304, 305, 306, 906 or 1107 of the Original Indenture or as provided in Section 2.06 of this First Supplemental Indenture. The Notes shall be fully registered and without coupons and shall be initially issued in the form of one or more Global Securities substantially in the form set out in Annex A-1 hereto, with respect to the 2019 Notes, Annex A-2 hereto, with respect to the 2024 Notes, and Annex A-3 hereto, with respect to the 2044 Notes, each of which is hereby incorporated into this First Supplemental Indenture by reference. The Notes shall be senior debt securities.

Each Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 2.03 Payment of Principal and Interest. The principal of the Notes shall be due at Stated Maturity, unless earlier redeemed. The principal amount of the 2019 Notes shall bear interest at the rate of 2.400% per annum, the principal amount of the 2024 Notes shall bear interest at the rate of 3.900% per annum and the principal amount of the 2044 Notes shall bear interest at the rate of 5.000% per annum, in each case until paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date on which interest has been paid or duly provided for. The Notes also shall bear Additional Interest to the extent payable pursuant to Section 5 of the Registration Rights Agreement and, in such event, all references in the Indenture to “interest” shall include Additional Interest. Subject to Section 307 of the Original Indenture, interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person or Persons in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date; provided, that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein shall be paid to the Person to whom principal is payable. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the same rate; and it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.

Payments of interest on the Notes shall include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

Payment of principal of, premium, if any, and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on the Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Depositary therefor; provided, that in the case of payments of principal and premium, if any, at maturity or upon redemption, such Global Security is first surrendered to a Paying Agent. If any of the Notes are no longer represented by Global Securities, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of such Notes shall be made at the office of any Paying Agent upon surrender of such Notes to such Paying Agent and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, by (A) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

Section 2.04 Denominations. The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Section 2.05 Place of Payment and Paying Agent. The Place of Payment with respect to the Notes shall be the offices of the Paying Agent with respect to the Notes in the Borough of Manhattan, The City of New York.

The Company initially appoints the Trustee to act as Paying Agent and Security Registrar with respect to the Notes.

Section 2.06 Amount Not Limited. The aggregate principal amount of Notes of any series that may be authenticated and delivered under this First Supplemental Indenture shall not be limited, and Additional Notes of any series may be issued from time to time without any consent of Holders or of the Trustee. The Company may, upon the execution and delivery of this First Supplemental Indenture or from time to time thereafter, execute and deliver the Additional Notes to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Additional Notes upon a Company Order and delivery of such other documentation as shall be required by the Original Indenture.

Section 2.07 Transfer and Exchange.

(1) Transfer and Exchange of Global Securities. A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Company for Definitive Securities if:

(a) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(b) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and deliver a written notice to such effect to the Trustee; or

(c) there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Depositary notifies the Trustee of its decision to exchange the Global Securities for Definitive Securities.

Upon the occurrence of either of the preceding events in (a) or (b) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306 of the Original Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.07 or Sections 304 or 306 of the Original Indenture shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Note other than as provided in this Section 2.07(1); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.07(2), (3) or (6) hereof.

(2) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities will be effected through the Depositary, in accordance with the provisions of this First Supplemental Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also will require compliance with either subparagraph (a) or (b) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(a) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in Regulation S Global Securities may not be made to a U.S. Person or for the account of a U.S. Person. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(2)(a).

(b) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(2)(a) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a participant or an indirect participant in the Depositary given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the participant account to be credited with such increase; or

(B) both:

(i) a written order from a participant or an indirect participant in the Depositary given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (i) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(6) hereof, the requirements of this Section 2.07(2)(b) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this First Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(ies) pursuant to Section 2.07(8) hereof.

(c) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.07(2)(b) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Annex B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Annex B hereto, including the certifications in item (2) thereof.

(d) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.07(2)(b) above and:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the related Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the related Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the related Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Annex C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Annex B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order the Trustee shall authenticate, one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(3) Transfer or Exchange of Beneficial Interests for Definitive Securities.

(a) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Annex C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Annex B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Annex B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Annex B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Annex B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Annex B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Annex B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.07(8) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.07(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the participant or indirect participant. The Trustee shall deliver such Definitive Security to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.07(3)(a) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(b) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the related Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the related Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the related Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Annex C hereto, including the certifications in item (l)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Annex B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(c) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.07(2)(b) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.07(8) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.07(3)(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the participant or indirect participant. The Trustee will deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.07(3)(c) will not bear the Private Placement Legend.

(4) Transfer and Exchange of Definitive Notes for Beneficial Interests. Definitive Securities may not be exchanged for beneficial interests in a Global Security.

(5) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.07(5), the Registrar will register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(5).

(a) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Annex B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Annex B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Annex B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(b) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the related Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the related Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the related Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Annex C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Annex B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(c) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(6) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the related Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order, the Trustee will authenticate:

(a) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Securities and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(b) Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Securities and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Securities, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Securities so accepted Unrestricted Definitive Securities in the appropriate principal amount.

(7) Legends. The following legends will appear on the face of all Global Securities and Definitive Securities issued under this First Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this First Supplemental Indenture.

(a) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION

FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) or (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs (2)(d), (3)(b), (3)(c), (5)(b), (5)(c) or (6) of this Section 2.07 (and all Securities issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(b) Global Security Legend. Each Global Security will bear a legend in substantially the following form:

“THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBT SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS DEBT SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES. THE DEPOSITORY TRUST COMPANY SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(8) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security will be returned to or retained and canceled by the Trustee in accordance with Section 309 of the Original Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Securities will be reduced accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(9) General Provisions Relating to Transfers and Exchanges.

(a) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Securities and Definitive Securities upon receipt of a Company Order or at the Registrar’s request.

(b) No service charge will be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 304 of the Original Indenture and Article 4 of this First Supplemental Indenture).

(c) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this First Supplemental Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(d) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange, any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Article 4 of this First Supplemental Indenture and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(e) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Registrar or Paying Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Registrar or Paying Agent or the Company shall be affected by notice to the contrary.

(f) The Trustee will authenticate Global Securities and Definitive Securities for original issue in accordance with the provisions of Section 2.02 of the First Supplemental Indenture.

(g) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

(10) Automatic Exchange from Restricted Global Security to Unrestricted Global Security. At the option of the Company and upon compliance with the Applicable Procedures, beneficial interests in a Restricted Global Security shall be exchanged for beneficial interests in an Unrestricted Global Security. Upon such exchange of beneficial interests pursuant to this Section 2.07(10), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Security and the Unrestricted Global Security, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.07(10) of all of the beneficial interests in a Restricted Global Security, such Restricted Global Security shall be cancelled.

(11) Transfers of Securities Held by Affiliates. Notwithstanding anything to the contrary in this Section 2.07, any certificate (i) evidencing a Note that has been transferred to an affiliate (as defined in Rule 405 of the Securities Act) of the Company, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, or (ii) evidencing a Note that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, shall, until one year after the last date on which either the Issuers or any affiliate of the Issuers was an owner of such Note, in each case, be in the form of a permanent Definitive Note and bear the Private Placement Legend subject to the restrictions in this Section 2.07. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.07(11). The Company, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable advance written notice to the Trustee.

ARTICLE 3

CERC SUBORDINATED GUARANTEE

Section 3.01 Subordinated Guarantee of Collection. CenterPoint Energy Resources Corp. shall be a Guarantor of the 2019 Notes and 2024 Notes (the “Guaranteed Notes”) in accordance with Section 1602 of the Original Indenture. The Guarantor guarantees (the “Subordinated Guarantee of Collection”) to the Trustee, for the ratable benefit of the Holders of the Guaranteed Notes, the full and prompt collection of the Company’s obligations under the Guaranteed Notes (each Holder, a “Guaranteed Party” and, collectively, the “Guaranteed Parties”) and the Company’s obligations under the Indenture with respect to the Guaranteed Notes (the “Guaranteed Obligations”). Such Subordinated Guarantee of Collection is a guaranty of collection only, and not a guaranty of payment.

Section 3.02 Exhaustion of Other Remedies Required. The obligations of the Guarantor hereunder are those of a secondary obligor, and not as primary obligor, and are dependent, in all respects, upon the Trustee, on behalf of the Guaranteed Parties, first pursuing and exhausting all rights and remedies, both legal and equitable, against the Company to collect payment upon the Guaranteed Obligations.

Section 3.03 Guaranteed Obligations Absolute. Except as otherwise provided in this First Supplemental Indenture, the Guarantor’s obligations under the Subordinated Guarantee of Collection are in all respects absolute and unconditional and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation: (i) any amendment to, restatement of, supplement to or other modification of the Indenture in accordance with the terms thereof, or any furnishing, acceptance or release of any collateral for the Guaranteed Obligations or the addition, substitution or release of any other guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations, (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Indenture, (iii) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property, (iv) any merger, amalgamation or consolidation of any other guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any other guarantor or of the Company to any Person or (v) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense (other than repayment in full in cash of all the Guaranteed Obligations) of a guarantor (whether or not similar to the foregoing).

Section 3.04 Subordination.

(a) Any payment in respect of the Guaranteed Obligations is subordinated, to the extent and in the manner provided in this Section 3.04, to the prior payment in full of all CERC Senior Debt, whether outstanding at the date of this First Supplemental Indenture or thereafter created, incurred, assumed or guaranteed. These subordination provisions are for the benefit of the holders of CERC Senior Debt. This Section 3.04 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, CERC Senior Debt, and such provisions are made for the benefit of the holders of CERC Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

(b) (i) No payment shall be made by or on behalf of the Guarantor on account of any of the Guaranteed Obligations in the event of default in payment of any principal of, premium (if any) or interest on any CERC Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by acceleration of maturity or otherwise (a “Payment Default”), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist or such CERC Senior Debt has been discharged or paid in full.

(ii) No payment shall be made by or on behalf of the Guarantor on account of any of the Guaranteed Obligations in the event of any event of default (other than a Payment Default) with respect to any Designated CERC Senior Debt permitting the holders of such Designated CERC Senior Debt (or a trustee, agent or other representative on behalf of the holders thereof) to declare such Designated CERC Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, upon written notice thereof to the Guarantor and the Trustee by any holders of Designated CERC Senior Debt (or a trustee, agent or other representative on behalf of the holders thereof) (a “Payment Blocking Notice”), unless and until such event of default has been cured or waived or otherwise has ceased to exist or such Designated CERC Senior Debt has been discharged or paid in full, provided, that such payments may not be prevented pursuant to this Section 3.04(b)(ii) for more than 179 days after an applicable Payment Blocking Notice has been received by the Trustee unless the Designated CERC Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until such acceleration has been rescinded or annulled or such Designated CERC Senior Debt has been discharged or paid in full. No event of default that existed or was continuing on the date of any Payment Blocking Notice may be made the basis for the giving of a second Payment Blocking Notice, and only one such Payment Blocking Notice may be given in any 360-day period, irrespective of the number of defaults with respect to any number of issues of Designated CERC Senior Debt during such period.

(iii) In furtherance of the provisions of Section 3.04(a) of this First Supplemental Indenture, in the event that, notwithstanding the foregoing provisions of this Section 3.04(b), any payment or distribution of assets of the Guarantor shall be received by the Trustee for the benefit of any Guaranteed Party at a time when such payment or distribution was prohibited by the provisions of this Section 3.04(b) and the Trustee has received notice from the Guarantor or the Company that such payment or distribution was prohibited by the provisions of this Section 3.04(b), then, unless such payment or distribution has thereafter been paid or distributed by the Trustee or Paying Agent to the Guaranteed Party or is no longer prohibited by this Section 3.04(b), such payment or distribution shall be held in trust by the Trustee for the benefit of the holders of CERC Senior Debt, and upon direction from the Guarantor or the Company shall be paid or delivered by the Trustee to the holders of CERC Senior Debt remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such CERC Senior Debt may have been issued, it being understood that such payment or delivery shall be made ratably, according to the aggregate amounts remaining unpaid on account of such CERC Senior Debt held or represented by each, for application to the payment of all CERC Senior Debt in full after giving effect to all concurrent payments and distributions to or for the holders of such CERC Senior Debt.

(c) Upon any distribution of assets of the Guarantor or upon any dissolution, winding up, total or partial liquidation or reorganization of the Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceedings or upon any assignment for the benefit of creditors:

(i) the holders of all CERC Senior Debt shall first be entitled to receive payment in full of such CERC Senior Debt before any Guaranteed Party is entitled to receive any payment on account of the Guaranteed Obligations;

(ii) any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to which any Guaranteed Party would be entitled, except for the provisions of this Section 3.04, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such CERC Senior Debt or their representative, ratably according to the respective amounts of CERC Senior Debt held or represented by each, to the extent necessary to make payment in full of all such CERC Senior Debt remaining unpaid after giving effect to all concurrent payments and distributions to the holders of such CERC Senior Debt;

(iii) in the event that, notwithstanding the foregoing provisions of this Section 3.04(c), (A) any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee for the benefit of any Guaranteed Party on account of any of the Guaranteed Obligations before all CERC Senior Debt is paid in full, (B) any holder of such CERC Senior Debt, notifies the Trustee of the amounts then due and owing on such CERC Senior Debt, if any, held by such holder (which notice shall be provided as promptly as practical following notice from the Guarantor or the Company or the liquidating trustee or agent to the holders of such CERC Senior Debt that such prohibited payment has been received by the Trustee), and (C) such payment or distribution has not thereafter been paid or distributed by the Trustee or Paying Agent to the Guaranteed Party, then such payment or distribution shall be received and held in trust by the Trustee for the benefit of the holders of such CERC Senior Debt, or their respective representatives, ratably according to the respective amounts of such CERC Senior Debt held or represented by each, to the extent necessary to make payment as provided herein of all such CERC Senior Debt remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such CERC Senior Debt, and upon direction from the Guarantor or the Company, the Trustee shall pay only the amounts specified in such notice to the Trustee referred to in clause (B) to the holders of such CERC Senior Debt.

(d) (i) Subject to the payment in full of all CERC Senior Debt as provided herein, the Guaranteed Parties shall be subrogated (to the extent of the payments or distributions made to the holders of such CERC Senior Debt pursuant to the provisions of this Section 3.04) to the rights of the holders of such CERC Senior Debt to receive payments or distributions of assets of the Guarantor applicable to the CERC Senior Debt until release and discharge of the Subordinated Guarantee of Collection in accordance with Section 3.06 of this First Supplemental Indenture. For the purpose of such subrogation, no such payments or distributions to the holders of such CERC Senior Debt by the Guarantor or by or on behalf of the Guaranteed Parties by virtue of this Section 3.04, which otherwise would have been made to such Guaranteed Parties shall, as between the Guarantor and such Guaranteed Parties, be deemed to be payment by the Guarantor on account of such CERC Senior Debt, it being understood that the provisions of this Section 3.04 are, and are intended, solely for the purpose of defining the relative rights of the Guaranteed Parties, on the one hand, and the holders of such CERC Senior Debt, on the other hand.

(ii) If any payment or distribution to which any Guaranteed Party would otherwise have been entitled but for the provisions of this Section 3.04 shall have been applied, pursuant to the provisions of this Section 3.04, to the payment of amounts payable under CERC Senior Debt, then the Trustee, on behalf of such Guaranteed Party, shall be entitled to receive from the holders of such CERC Senior Debt any payments or distributions received by such holders of CERC Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such CERC Senior Debt in full and such amounts shall be paid and distributed by the Trustee or Paying Agent to the Guaranteed Party in accordance with the terms of the Indenture.

Section 3.05 Reinstatement. This Subordinated Guarantee of Collection shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any Guaranteed Party on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Trustee upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 3.06 Release and Discharge. This Subordinated Guarantee of Collection and all obligations of the Guarantor to the Guaranteed Parties hereunder shall be automatically and unconditionally released and discharged upon the earliest to occur of (a) a defeasance or covenant defeasance applicable to the Guaranteed Notes in accordance with Article Four of the Original Indenture, (b) the Company’s obligations under the Indenture with respect to the Guaranteed Notes are satisfied and discharged in accordance with the terms of the Indenture and (c) May 1, 2016.

Section 3.07 Execution of First Supplemental Indenture; Validity of Subordinated Guarantee of Collection. To evidence its Subordinated Guarantee of Collection, the Guarantor hereby agrees that a notation of its Subordinated Guarantee of Collection in the form attached as Annex E-1 hereto, with respect to the 2019 Notes, and Annex E-2 hereto, with respect to the 2024 Notes, shall be endorsed by an Officer of the Guarantor on each applicable Note authenticated and delivered by the Trustee and that this First Supplemental Indenture shall be executed on behalf of the Guarantor by one of its Officers. The Guarantor hereby agrees that its Subordinated Guarantee of Collection shall remain in full force and effect notwithstanding any failure to endorse on each Guaranteed Note a notation of such Guarantee. If an Officer whose signature is on this First Supplemental Indenture no longer holds that office at the time the Trustee authenticates a Guaranteed Note on which the Subordinated Guarantee of Collection is endorsed, the Subordinated Guarantee of Collection shall be valid nevertheless. The delivery of any Guaranteed Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subordinated Guarantee of Collection on behalf of the Guarantor.

Section 3.08 Definitions. For purposes of this Article 3, the following defined terms used herein with respect to the Notes and the Subordinated Guarantee of Collection shall, unless the context otherwise requires, have the meanings specified below.

“Accounting Changes” refers to changes in accounting principles required or permitted by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Commission and includes the adoption or implementation of International Financial Reporting Standards or changes in lease accounting.

“Accounting Principles” means GAAP applied in a manner consistent with that used in preparing the applicable financial statements, as may be modified in connection with any Accounting Changes.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Accounting Principles.

“CERC Senior Debt” means all of the Guarantor’s existing and future Indebtedness that is not, by its terms, expressly equal in right of payment to or subordinated to the Subordinated Guarantee of Collection.

“CERC Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Guarantor.

“Consolidated CERC Subsidiary” means at any date any CERC Subsidiary or other entity the accounts of which would be consolidated with the Guarantor in its consolidated financial statements if such statements were prepared as of such date.

“Consolidated Hedging Exposure” means, at any time with respect to all applicable Swap Agreements to which the Guarantor or a CERC Subsidiary is a counterparty, the aggregate consolidated net exposure of the Guarantor or such CERC Subsidiary under all such agreements on a marked to market basis in accordance with GAAP.

“Designated CERC Senior Debt” means any CERC Senior Debt (a) that, at the date of determination, has an aggregate principal amount outstanding of, or under which the holders thereof are committed to lend up to, at least $100,000,000 or (b) designated by the Guarantor at the time of issuance thereof as Designated CERC Senior Debt for purposes of the Subordinated Guarantee of Collection.

“Guaranteed Notes” has the meaning set forth in Section 3.01 of this First Supplemental Indenture.

“Guaranteed Obligations” has the meaning set forth in Section 3.01 of this First Supplemental Indenture.

“Guaranteed Party” has the meaning set forth in Section 3.01 of this First Supplemental Indenture.

“Indebtedness” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all indebtedness of such Person for the deferred purchase price of property or services purchased (excluding accounts payable and trade payables), (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired, (d) all Capitalized Lease Obligations in accordance with Accounting Principles, (e) all reimbursement obligations, contingent or otherwise, outstanding under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (f) unless otherwise cash collateralized, Consolidated Hedging Exposure, (g) indebtedness of the type described in clauses (a) through (f) above secured by any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement) on property or assets of such Person, whether or not assumed (but in any event if such indebtedness is not assumed or guaranteed, the amount constituting Indebtedness under this clause shall not exceed the fair market value of the property or asset subject to such security interest), (h) all direct guarantees of Indebtedness referred to in clauses (a) through (f) above of another Person, and (i) all Off Balance Sheet Indebtedness of such Person. For the purpose of determining “Indebtedness,” any particular Indebtedness shall be excluded if and to the extent that (1) the necessary funds for the payment, redemption or satisfaction of that Indebtedness (including, to the extent applicable, any associated prepayment penalties, fees or payments and such other amounts required in connection therewith) shall have been irrevocably deposited with the proper depositary in trust or (2) the holder or beneficiary of such Indebtedness is an affiliate of the Guarantor.

“Off Balance Sheet Indebtedness” means, with respect to any Person, (a) any repurchase obligation or repurchase liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (c) any obligations under Synthetic Leases or (d) any obligation arising with respect to any other transaction which is the functional equivalent of borrowing but which does not constitute a liability on the balance sheet of such Person. As used herein, “Synthetic Lease” means a lease transaction under which the parties intend that (i) the lease shall be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (ii) the lessee shall be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Payment Blocking Notice” has the meaning set forth in Section 3.04(b)(ii) of this First Supplemental Indenture.

“Payment Default” has the meaning set forth in Section 3.04(b)(i) of this First Supplemental Indenture.

“Property” of a Person means any and all right, title and interest of such Person in or to property, whether real, personal, tangible, intangible, or mixed.

“Subordinated Guarantee of Collection” has the meaning set forth in Section 3.01 of this First Supplemental Indenture.

“Swap Agreements” means any agreement with respect to any swap, forward, future or other derivative transaction or option or similar agreement entered into by the Guarantor or any of its Subsidiaries in order to provide protection to the Guarantor and/or its Subsidiaries against fluctuations in future interest rates, currency exchange rates or commodity prices.

ARTICLE 4

REDEMPTION; SINKING FUND

Section 4.01 Optional Redemption. At any time prior to April 15, 2019, with respect to the 2019 Notes, at any time prior to February 15, 2024, with respect to the 2024 Notes and at any time prior to November 15, 2043, with respect to the 2044 Notes, the respective Notes shall be redeemable, in whole or in part, at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the principal amount of the Notes to be redeemed and the remaining scheduled payments of interest thereon (exclusive of interest accrued to the Redemption Date) from the Redemption Date to the respective scheduled payment dates discounted from their respective scheduled payment dates to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (a) 15 basis points, with respect to the 2019 Notes, (b) 20 basis points, with respect to the 2024 Notes or (c) 25 basis points, with respect to the 2044 Notes, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, such Redemption Date. From and after April 15, 2019, with respect to the 2019 Notes, from and after February 15, 2024, with respect to the 2024 Notes, and from and after November 15, 2043, with respect to the 2044 Notes, the respective Notes shall be redeemable, in whole or in part, at the option of the Company, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, such Redemption Date.

Section 4.02 Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes and shall have no obligation to repurchase any Notes at the option of the Holders.

ARTICLE 5

COVENANT SUPPLEMENTS

The covenants contained in this Article 5 shall apply to the Notes only and not to any other series of Securities issued under the Original Indenture, and any covenants provided in this Article 5 are expressly being included solely for the benefit of the Notes and not for the benefit of any other series of Securities issued under the Original Indenture. The covenants contained in this Article 5 shall be effective only for so long as any Notes remain Outstanding.

Section 5.01 Limitation on Liens. While any of the Notes remain Outstanding, the Company shall not, nor may it permit any Principal Subsidiary to, create, or permit to be created or to exist, any Lien of any kind upon any Principal Property of the Company or any Principal Subsidiary, or upon any shares of stock of any Principal Subsidiary, whether such Principal Property is, or shares of stock are, now owned or hereafter acquired, to secure any Debt of the Company or any other Person, unless it shall make effective provision whereby the Notes then Outstanding shall be secured by such Lien equally and ratably with any and all such Debt thereby secured so long as such Debt shall be so secured; provided, however, that nothing in this Section 5.01 shall be construed to prevent the Company or any Principal Subsidiary from creating, or from permitting to be created or to exist, any Liens with respect to:

(a) purchase money mortgages, or other purchase money Liens or capitalized leases of any kind upon property acquired by the Company or any Principal Subsidiary after the Original Issue Date, or Liens of any kind existing on any property or any shares of stock at the time of the acquisition thereof (including Liens that exist on any property or any shares of stock of a Person that is consolidated with or merged with or into the Company or any Principal Subsidiary or that transfers or leases all or substantially all of its properties to the Company or any Principal Subsidiary), or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property hereafter acquired; provided, however, that no such Lien shall extend to or cover any other property of the Company or such Principal Subsidiary;

(b) Liens upon any property of the Company or any Principal Subsidiary or upon any shares of stock of any Principal Subsidiary existing as of the Original Issue Date or upon the property or any shares of stock of any entity, which Liens existed at the time such entity became a Subsidiary of the Company;

(c) Liens for taxes or assessments or other governmental charges or levies relating to amounts that are not yet delinquent (after giving effect to any applicable grace period) or are being contested in good faith by appropriate proceedings;

(d) pledges or deposits to secure: (i) other governmental charges or levies; (ii) obligations under worker’s compensation laws, unemployment insurance, pension plans and other social security legislation, retirement benefits and/or other similar legislation; (iii) performance in connection with bids, tenders, contracts (other than contracts for the payment of money or borrowed money) or leases to which the Company or any Principal Subsidiary is a party; (iv) public or statutory obligations of the Company or any Principal Subsidiary; and/or (v) surety, stay, appeal, indemnity, customs, performance or return-of-money bonds or pledges or deposits in lieu thereof and other obligations of a like nature or arising as a result of progress payments under a contract;

(e) any builders’, materialmen’s, mechanics’, carriers’, warehousemen’s, workers’, repairmen’s, operators’, landlords’ and/or other similar Liens which, if the Liens relate to obligations of the Company or any Principal Subsidiary, is not more than sixty (60) days past due or which is being contested in good faith by appropriate proceedings, and any undetermined Lien which is incidental to construction, development, improvement or repair;

(f) Liens created by or resulting from any litigation, proceeding, decree or order of any court or governmental authority that at the time is being contested in good faith by appropriate proceedings, including Liens relating to judgments thereunder as to which the Company or any Principal Subsidiary has not exhausted its appellate rights;

(g) Liens on deposits, investments or other property or rights required by any Person (i) with whom the Company or any Principal Subsidiary enters into forward contracts, futures contracts, swap agreements or other commodities, derivative or other similar contracts (or, in each case, any credit support therefor) (A) in the ordinary course of business and (B) in accordance with established risk management policies or practices or otherwise approved by the Board of Directors of the General Partner or a committee thereof and/or (ii) to secure liability to insurance carriers under insurance or self-insurance arrangements;

(h) Liens in connection with leases or subleases (other than capital leases) made by, or existing on property acquired, owned or leased by, the Company or any Principal Subsidiary;

(i) Liens securing obligations, neither assumed by the Company or any Principal Subsidiary nor on account of which the Company or any Principal Subsidiary customarily pays interest, upon real estate or under which the Company or any Principal Subsidiary has a right-of-way, easement, franchise or other servitude or of which the Company or any Principal Subsidiary is the lessee of the whole thereof or any interest therein for the purpose of locating pipe lines, substations, measuring stations, tanks, pumping or delivery equipment or other equipment or facilities;

(j) easements (including, without limitation, reciprocal easement agreements and utility agreements), zoning restrictions, rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions on the use of property, survey exceptions or irregularities in title thereto, charges or encumbrances (whether or not recorded) affecting the use of real property and which are incidental to, and do not materially interfere with the use of such property in the operation of the business of the Company and its Subsidiaries, taken as a whole, or materially impair the value of such property for the purpose of such business;

(k) Liens in favor of the United States of America, any State, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens, including, without limitation, Liens to secure Debt of the pollution control or industrial revenue bond type;

(l) Liens of any kind upon any property acquired, constructed, developed, repaired or improved by the Company or any Principal Subsidiary (whether alone or in association with others) that are created prior to, at the time of, or within 12 months after such acquisition (or in the case of property constructed, developed, repaired or improved, after the completion of such construction, development, repair or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided, that in the case of such construction, development, repair or improvement the Liens shall not apply to any property theretofore owned by the Company or any Principal Subsidiary other than property which was the subject of such construction, development, repair or improvement;

(m) Liens in favor of the Company, one or more Principal Subsidiaries, one or more wholly-owned Subsidiaries of the Company or any of the foregoing in combination;

(n) the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien, or of any agreement, referred to in the clauses above, or the replacement, extension or renewal of the Debt secured thereby (not exceeding the principal amount of Debt secured thereby, other than to provide for the payment of any transaction expenses, underwriting or other fees related to any such replacement, extension or renewal, as well as any premiums owed on and accrued and unpaid interest payable in connection with any such replacement, extension or renewal); provided, that such replacement, extension or renewal is limited to all or a part of the same property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto); or

(o) any Lien not excepted by the foregoing clauses (a) through (n); provided, that immediately after the creation or assumption of such Lien the aggregate principal amount of Debt of the Company or any Principal Subsidiary secured by all Liens created or assumed under the provisions of this clause (o), together with all net sale proceeds from the Sale-Leaseback Transactions (excluding net sale proceeds applied pursuant to clause (c)(1) of Section 5.02 of this First Supplemental Indenture) shall not exceed an amount equal to 15% of the Consolidated Net Tangible Assets for the fiscal quarter that was most recently completed prior to the creation or assumption of such Lien. Notwithstanding the foregoing, for purposes of making the calculation set forth in this clause (o), with respect to any such secured indebtedness of a non-wholly-owned Principal Subsidiary with no recourse to the Company or any wholly-owned Principal Subsidiary thereof, only that portion of the aggregate principal amount of indebtedness for borrowed money reflecting the Company’s pro rata ownership interest in such non-wholly-owned Principal Subsidiary shall be included in calculating compliance herewith.

As used in this Section 5.01, the term “shares of stock” means any and all shares of Capital Stock.

Section 5.02 Restriction of Sale-Leaseback Transaction. The Company shall not, nor may it permit any Principal Subsidiary to, engage in a Sale-Leaseback Transaction, unless:

(a) the Sale-Leaseback Transaction occurs within one year from the date of acquisition of the Principal Property subject thereto or the date of the completion of construction or commencement of full operations on such Principal Property, whichever is later, and the Company shall have elected to designate, as a credit against (but not exceeding) the purchase price or cost of construction of such Principal Property, an amount equal to all or a portion of the net sale proceeds from such Sale-Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below);

(b) the Company or such Principal Subsidiary would be entitled under Section 4.01 of this First Supplemental Indenture to incur Debt secured by a Lien on the Principal Property subject to the Sale-Leaseback Transaction in a principal amount equal to or exceeding the net sale proceeds from such Sale-Leaseback Transaction without equally and ratably securing the Notes; or

(c) the Company or such Principal Subsidiary, within 365 days after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (1) the prepayment, repayment, redemption or retirement of any unsubordinated Debt of the Company or any Subsidiary of the Company (A) for borrowed money or (B) evidenced by bonds, debentures, notes or other similar instruments, or (2) investment in another Principal Property.

ARTICLE 6

AMENDMENTS TO ORIGINAL INDENTURE

The amendments contained in this Article 6 shall apply to the Notes only and not to any other series of Securities issued under the Original Indenture and the provisions reflected in this Article 6 are expressly being included solely for the benefit of the Notes and not for the benefit of any other Securities issued under the Original Indenture. The provisions of this Article 6 shall be effective only for so long as any Notes remain outstanding.

Section 6.01 Defeasance and Covenant Defeasance. For all purposes of the Indenture, Section 402(3) of the Original Indenture is hereby deemed to read as follows:

“(3) Upon the Company’s exercise of the above option applicable to this Section 402(3) with respect to any Securities of or within a series, (i) the Company shall be released from its obligations to comply with any term, provision or condition under Section 801 and Section 1007 and the covenants contained in Article 4 of the First Supplemental Indenture with respect to such Securities and (ii) the occurrence of any event specified in Section 501(4) shall not be deemed to be an Event of Default, in each case on and after the date the conditions set forth in clause (5) of this Section 402 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant or Event of Default, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company and, with respect to Securities of a particular series that are entitled to the benefit of the Subordinated Guarantee of Collection, CERC, may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such covenant or Event of Default, whether directly or indirectly, by reason of any reference elsewhere herein to any covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(4), or Section 501(8) or otherwise, as the case may be, insofar as it relates to Section 801 or Section 1007 and the covenants contained in Article 4 of the First Supplemental Indenture, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby; provided, that the obligations of the Company with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 1004 shall remain unsatisfied only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 402(5)(a) below; provided, further, that notwithstanding a covenant defeasance with respect to Section 801 or Section 1007, any Person to whom a sale, assignment, transfer, lease, conveyance or other disposition is made pursuant to Section 801 or Section 1007, shall as a condition to such sale, assignment, transfer, lease, conveyance or other disposition, assume by an indenture supplemental hereto in form satisfactory to the Trustee, executed by such successor Person and delivered to the Trustee, the obligations of the Company to the Trustee under Section 607, the second to the last paragraph of Section 402 and the last sentence of Section 1004.”:

Section 6.02 Reports by Company. For all purposes of the Indenture, Section 704 of the Original Indenture is hereby deemed to read as follows:

“Section 704 Reports by Company.

The Company pursuant to Section 314(a) of the Trust Indenture Act, shall:

(1) file with the Trustee, within 30 days after the Company has filed the same with the Commission, unless such reports are available on the Commission’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of Section 13 or Section 15(d) of the Exchange Act, then it shall furnish to the Trustee and file with the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that are required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as are required from time to time by such rules and regulations; and

(3) transmit within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section 704 as may be required by rules and regulations prescribed from time to time by the Commission.

In addition, the Company agrees that, for so long as any Notes remain outstanding, if at any time the Company is not required to file with the Commission the information, documents or reports described in Section 701(1) of the Indenture, the Company shall furnish to the Holders of Notes and to securities analysts and prospective investors for the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no duty to review or analyze such reports, information and documents and shall hold such reports, information and documents solely as a repository for the benefit of the Holders of the Notes.”

Section 6.03 Consolidation, Merger and Sales. For all purposes of the Indenture, Section 801 of the Original Indenture is hereby deemed to read as follows:

“Section 801 Company May Consolidate, etc., Only on Certain Terms.

The Company shall not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets and properties of the Company and its Subsidiaries to another a Person other than the Company or its Subsidiaries in one or more related transactions unless:

(1) either: (A) in the case of a merger or consolidation, the Company is the survivor; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, is a Person formed, organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made shall expressly assumes the due and punctual payment of the principal of, any premium and interest on and any Additional Amounts with respect to, all of the Notes, and the performance of every obligation in the Indenture and the Notes on the part of the Company to be performed or observed, and all of the Company’s obligations under the Registration Rights Agreement, if any obligations under such Registration Rights Agreement remain unsatisfied, by a supplemental indenture or other agreement reasonably satisfactory to the Trustee;

(3) either the Company or the successor Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture or other agreement is required in connection with such transaction, such supplemental indenture or other agreement, complies with this Article Eight, and that all conditions precedent herein provided for relating to such transaction have been complied with;

(4) with respect to the Guaranteed Notes, if the Company is not the survivor and the Subordinated Guarantee of Collection is still place, CERC shall confirm that its Subordinated Guarantee of Collection shall continue to apply to the obligations under the Guaranteed Notes and the Indenture; and

(5) immediately after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing.”

Section 6.04 Successor Person Substituted. For all purposes of the Indenture, Section 802 of the Original Indenture is hereby deemed to read as follows:

“Section 802 Successor Person Substituted for Company.

Upon any consolidation by the Company with, or merger of the Company into, any other Person or Persons in a transaction in which the Company is not the survivor, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company and the properties and assets of its Subsidiaries (taken as a whole with the properties and assets of the Company) to any Person or Persons in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter (except in the case of a lease of the type described above), the predecessor Person shall be discharged from all obligations and covenants under the Indenture and the Notes.”

ARTICLE 7

MISCELLANEOUS PROVISIONS

Section 7.01 Recitals by Company and the Guarantor. The recitals in this First Supplemental Indenture are made by the Company and the Guarantor only and not by the Trustee, and the Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 7.02 Ratification and Incorporation of Original Indenture. As amended and supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. If and to the extent that the provisions of the Original Indenture are duplicative of, or in contradiction with, the provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall govern.

Section 7.03 Executed in Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. Portable Document Format (PDF) or facsimile signatures shall be deemed originals.

Section 7.04 Governing Law; Waiver of Jury Trial. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO

AND, IN EACH CASE, PERFORMED IN SAID STATE. EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.05 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized signatory, all as of the day and year first above written.

ENABLE MIDSTREAM PARTNERS, LP

By: ENABLE GP, LLC, its general partner

By:	/s/ Rodney J. Sailor
Name:	Rodney J. Sailor
Title:	Executive Vice President and Chief Financial Officer

CENTERPOINT ENERGY RESOURCES CORP.

By:	/s/ Gary L. Whitlock
Name:	Gary L. Whitlock
Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Mauri J. Cowen
Name:	Mauri J. Cowen
Title:	Vice President

Signature Page to First Supplemental Indenture

ANNEX A-1

FORM OF 2019 NOTE

[FORM OF FACE OF NOTE]

ENABLE MIDSTREAM PARTNERS, LP

2.400% Senior Note due 2019

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

A-1 Face - 1

No.	U.S.$
CUSIP: 292480AA8 / U2916GAA8
ISIN: US292480AA83 / USU2916GAA86

Enable Midstream Partners, LP, a Delaware limited partnership (herein called the “Company,” which term includes any successor or resulting Person under the Indenture (as defined on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                  United States Dollars on May 15, 2019, and to pay interest thereon from May 27, 2014, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 (each, an “Interest Payment Date”) in each year, commencing on November 15, 2014, at the rate of 2.400% per annum, until the principal hereof is paid or made available for payment and at the same rate per annum on any overdue principal and premium and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable) and shall pay the Additional Interest payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year comprised of twelve 30-day months and the days elapsed in any partial month. If any date on which interest is payable on this Security is not a Business Day, then the payment of the interest payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A Business Day shall mean, when used with respect to any Place of Payment, each day that is not a Saturday or Sunday or other day on which banking institutions in that Place of Payment are authorized or required by law, regulation or executive order to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

The Holder of this Security is entitled to the benefits of the Registration Rights Agreement dated as of May 27, 2014 (the “Registration Rights Agreement”) by and among the Company, CenterPoint Energy Resources Corp. (the “Guarantor”) and RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, as representatives for the initial purchasers referenced therein, and such Holders shall also have certain obligations to indemnify the Company under certain circumstances, all as more fully set forth in the Registration Rights Agreement. In certain events, the Company shall be required to pay Additional Interest on this Security to the Holder thereof, on the terms and subject to the conditions of the Registration Rights Agreement.

[If a Global Security, insert—Payment of the principal of (and premium, if any) and interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on this Security shall be made by wire transfer of immediately available funds to the Depositary for this Global Security; provided, that in the case of payments of principal and premium, if any, at maturity or upon redemption, this Security is first surrendered to the Paying Agent.]

[If a Definitive Security, insert—Payment of the principal of (and premium, if any) and interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of (i) principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of this Security shall be made at the office of any Paying Agent upon surrender of this Security to such Paying Agent and (ii) interest shall be made, at the option of the Company, subject to such surrender where applicable, by (A) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.]

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Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                 ,

ENABLE MIDSTREAM PARTNERS, LP

By:	Enable GP, LLC, its general partner

By:
Name:
Title:

A-1 Face - 3

[Form of Trustee’s Certificate of Authentication]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A-1 Face - 4

[REVERSE OF NOTE]

ENABLE MIDSTREAM PARTNERS, LP

2.400% Senior Note due 2019

This Security is one of a duly authorized issue of senior securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 27, 2014 (such Indenture, as amended and supplemented being referred to herein as the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as amended and supplemented by the First Supplemental Indenture thereto dated as of May 27, 2014, by and among the Company, the Guarantor and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used but not defined herein have the meanings set forth in the Indenture. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $            . To the extent any provision of this Security conflicts with the express provisions of the Indenture, the Indenture shall govern and be controlling. The Company may issue an unlimited aggregate principal amount of additional Securities of this series under the Indenture. Any such additional Securities shall be treated as issued and outstanding Securities of the same series as this Security (with identical terms other than with respect to the issue date, the date of first payment of interest, if applicable, and the payment of interest accruing prior to the issue date) for all purposes of the Indenture, including waivers, amendments, and redemptions.

This Security is the general, unsecured, senior obligation of the Company and is guaranteed pursuant to a guarantee (the “Subordinated Guarantee of Collection”) by the Guarantor. The Subordinated Guarantee of Collection is an unsecured subordinated obligation of the Guarantor and is subject to automatic release.

At any time prior to April 15, 2019, this Security is redeemable, in whole or in part, at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of this Security to be redeemed and (ii) the sum of the present values of the principal amount of this Security to be redeemed and the remaining scheduled payments of interest hereon (exclusive of interest accrued to the Redemption Date) from the Redemption Date to the respective scheduled payment dates discounted from their respective scheduled payment dates to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, such Redemption Date. From and after April 15, 2019, this Security is redeemable, in whole or in part, at the option of the Company, at a Redemption Price equal to 100% of the principal amount of this Security to be redeemed, plus accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, such Redemption Date.

For purposes of determining any Redemption Price, the following definitions shall apply:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the term between the Redemption Date and the Stated Maturity (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of five Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of all of the Reference Treasury Dealer Quotations or (b) if the Quotation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (a) RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, and their respective successors; provided, however, that if any of the foregoing ceases to be a U.S. government securities dealer (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer and (b) one other Primary Treasury Dealer selected by the Company.

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“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding any Redemption Date.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on this Security or the portions hereof called for redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The Company is not required to make mandatory redemption or sinking fund payments with respect to this Security.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Security or (b) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Guarantor and any other Guarantor, and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor or any other Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company, the Guarantor or any other Guarantor with certain provisions of the Indenture and certain existing and past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, regardless of whether notation of such consent or waiver is made upon this Security.

No Holder of this Security shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of this series, (b) as set forth in the Indenture, the Holders of not less than 25% of the principal amount of the Outstanding Securities of this series shall have made written request to the Trustee to institute proceedings in respect of certain Events of Default set forth in the Indenture in its own name as Trustee hereunder, (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of not less than a majority in

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aggregate principal amount of the Outstanding Securities of this series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of the Indenture or this Security to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided or provided in the Indenture and for the equal and ratable benefit of all such Holders.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons in denominations of U.S. $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including fees and expenses of the Trustee) payable in connection therewith, other than exchanges pursuant to Sections 304, 306, 906 and 1107 of the Indenture.

Except as provided in the Indenture, prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in this Security, or the Subordinated Guarantee of Collection endorsed thereon, or for any claim based thereon or otherwise in respect thereof, or in any Security or in the Subordinated Guarantee of Collection, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, partner, member, officer, manager or director, as such, past, present or future, of the Company or the Guarantor or of any successor Person, either directly or through the Company or the Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

This Security shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State.

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Schedule of Exchanges of Interests in the Global Security*

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian
	$	$	$

*	This schedule should be included only if the Security is in global form.

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ANNEX A-2

FORM OF 2024 NOTE

[FORM OF FACE OF NOTE]

ENABLE MIDSTREAM PARTNERS, LP

3.900% Senior Note due 2024

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

A-2 Face - 1

No.	U.S.$
CUSIP: 292480AC4 / U2916GAB6
ISIN: US292480AC40 / USU2916GAB69

Enable Midstream Partners, LP, a Delaware limited partnership (herein called the “Company,” which term includes any successor or resulting Person under the Indenture (as defined on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                  United States Dollars on May 15, 2024, and to pay interest thereon from May 27, 2014, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 (each, an “Interest Payment Date”) in each year, commencing on November 15, 2014, at the rate of 3.900% per annum, until the principal hereof is paid or made available for payment and at the same rate per annum on any overdue principal and premium and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable) and shall pay the Additional Interest payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year comprised of twelve 30-day months and the days elapsed in any partial month. If any date on which interest is payable on this Security is not a Business Day, then the payment of the interest payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A Business Day shall mean, when used with respect to any Place of Payment, each day that is not a Saturday or Sunday or other day on which banking institutions in that Place of Payment are authorized or required by law, regulation or executive order to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

The Holder of this Security is entitled to the benefits of the Registration Rights Agreement dated as of May 27, 2014 (the “Registration Rights Agreement”) by and among the Company, CenterPoint Energy Resources Corp. (the “Guarantor”) and RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, as representatives for the initial purchasers referenced therein, and such Holders shall also have certain obligations to indemnify the Company under certain circumstances, all as more fully set forth in the Registration Rights Agreement. In certain events, the Company shall be required to pay Additional Interest on this Security to the Holder thereof, on the terms and subject to the conditions of the Registration Rights Agreement.

[If a Global Security, insert—Payment of the principal of (and premium, if any) and interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on this Security shall be made by wire transfer of immediately available funds to the Depositary for this Global Security; provided, that in the case of payments of principal and premium, if any, at maturity or upon redemption, this Security is first surrendered to the Paying Agent.]

[If a Definitive Security, insert—Payment of the principal of (and premium, if any) and interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of (i) principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of this Security shall be made at the office of any Paying Agent upon surrender of this Security to such Paying Agent and (ii) interest shall be made, at the option of the Company, subject to such surrender where applicable, by (A) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.]

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Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                ,

ENABLE MIDSTREAM PARTNERS, LP

By:	Enable GP, LLC, its general partner

By:
Name:
Title:

A-2 Face - 3

[Form of Trustee’s Certificate of Authentication]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A-2 Face - 4

[REVERSE OF NOTE]

ENABLE MIDSTREAM PARTNERS, LP

3.900% Senior Note due 2024

This Security is one of a duly authorized issue of senior securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 27, 2014 (such Indenture, as amended and supplemented being referred to herein as the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as amended and supplemented by the First Supplemental Indenture thereto dated as of May 27, 2014, by and among the Company, the Guarantor and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used but not defined herein have the meanings set forth in the Indenture. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $            . To the extent any provision of this Security conflicts with the express provisions of the Indenture, the Indenture shall govern and be controlling. The Company may issue an unlimited aggregate principal amount of additional Securities of this series under the Indenture. Any such additional Securities shall be treated as issued and outstanding Securities of the same series as this Security (with identical terms other than with respect to the issue date, the date of first payment of interest, if applicable, and the payment of interest accruing prior to the issue date) for all purposes of the Indenture, including waivers, amendments, and redemptions.

This Security is the general, unsecured, senior obligation of the Company and is guaranteed pursuant to a guarantee (the “Subordinated Guarantee of Collection”) by the Guarantor. The Subordinated Guarantee of Collection is an unsecured subordinated obligation of the Guarantor and is subject to automatic release.

At any time prior to February 15, 2024, this Security is redeemable, in whole or in part, at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of this Security to be redeemed and (ii) the sum of the present values of the principal amount of this Security to be redeemed and the remaining scheduled payments of interest hereon (exclusive of interest accrued to the Redemption Date) from the Redemption Date to the respective scheduled payment dates discounted from their respective scheduled payment dates to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, such Redemption Date. From and after February 15, 2024, this Security is redeemable, in whole or in part, at the option of the Company, at a Redemption Price equal to 100% of the principal amount of this Security to be redeemed, plus accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, such Redemption Date.

For purposes of determining any Redemption Price, the following definitions shall apply:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the term between the Redemption Date and the Stated Maturity (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of five Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of all of the Reference Treasury Dealer Quotations or (b) if the Quotation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (a) RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, and their respective successors; provided, however, that if any of the foregoing ceases to be a U.S. government securities dealer (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer and (b) one other Primary Treasury Dealer selected by the Company.

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“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding any Redemption Date.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on this Security or the portions hereof called for redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The Company is not required to make mandatory redemption or sinking fund payments with respect to this Security.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Security or (b) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Guarantor and any other Guarantor, and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor or any other Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company, the Guarantor or any other Guarantor with certain provisions of the Indenture and certain existing and past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, regardless of whether notation of such consent or waiver is made upon this Security.

No Holder of this Security shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of this series, (b) as set forth in the Indenture, the Holders of not less than 25% of the principal amount of the Outstanding Securities of this series shall have made written request to the Trustee to institute proceedings in respect of certain Events of Default set forth in the Indenture in its own name as Trustee hereunder, (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of not less than a majority in

A-2 - 2

aggregate principal amount of the Outstanding Securities of this series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of the Indenture or this Security to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided or provided in the Indenture and for the equal and ratable benefit of all such Holders.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons in denominations of U.S. $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including fees and expenses of the Trustee) payable in connection therewith, other than exchanges pursuant to Sections 304, 306, 906 and 1107 of the Indenture.

Except as provided in the Indenture, prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in this Security, or the Subordinated Guarantee of Collection endorsed thereon, or for any claim based thereon or otherwise in respect thereof, or in any Security or in the Subordinated Guarantee of Collection, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, partner, member, officer, manager or director, as such, past, present or future, of the Company or the Guarantor or of any successor Person, either directly or through the Company or the Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

This Security shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State.

A-2 - 3

Schedule of Exchanges of Interests in the Global Security*

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian
	$	$	$

*	This schedule should be included only if the Security is in global form.

A-2 - 4

ANNEX A-3

FORM OF 2044 NOTE

[FORM OF FACE OF NOTE]

ENABLE MIDSTREAM PARTNERS, LP

5.000% Senior Note due 2044

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Face A-3 - 1

No.	U.S.$
CUSIP: 292480AE0 / U2916GAC4
ISIN: US292480AE06 / USU2916GAC43

Enable Midstream Partners, LP, a Delaware limited partnership (herein called the “Company,” which term includes any successor or resulting Person under the Indenture (as defined on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                  United States Dollars on May 15, 2044, and to pay interest thereon from May 27, 2014, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 (each, an “Interest Payment Date”) in each year, commencing on November 15, 2014, at the rate of 5.000% per annum, until the principal hereof is paid or made available for payment and at the same rate per annum on any overdue principal and premium and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable) and shall pay the Additional Interest payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year comprised of twelve 30-day months and the days elapsed in any partial month. If any date on which interest is payable on this Security is not a Business Day, then the payment of the interest payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A Business Day shall mean, when used with respect to any Place of Payment, each day that is not a Saturday or Sunday or other day on which banking institutions in that Place of Payment are authorized or required by law, regulation or executive order to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

The Holder of this Security is entitled to the benefits of the Registration Rights Agreement dated as of May 27, 2014 (the “Registration Rights Agreement”) by and among the Company, CenterPoint Energy Resources Corp. (“CERC”) and RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, as representatives for the initial purchasers referenced therein, and such Holders shall also have certain obligations to indemnify the Company under certain circumstances, all as more fully set forth in the Registration Rights Agreement. In certain events, the Company shall be required to pay Additional Interest on this Security to the Holder thereof, on the terms and subject to the conditions of the Registration Rights Agreement.

[If a Global Security, insert—Payment of the principal of (and premium, if any) and interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on this Security shall be made by wire transfer of immediately available funds to the Depositary for this Global Security; provided, that in the case of payments of principal and premium, if any, at maturity or upon redemption, this Security is first surrendered to the Paying Agent.]

[If a Definitive Security, insert—Payment of the principal of (and premium, if any) and interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of (i) principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of this Security shall be made at the office of any Paying Agent upon surrender of this Security to such Paying Agent and (ii) interest shall be made, at the option of the Company, subject to such surrender where applicable, by (A) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.]

Face A-3 - 2

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                ,

ENABLE MIDSTREAM PARTNERS, LP

By:	Enable GP, LLC, its general partner

By:
Name:
Title:

Face A-3 - 3

[Form of Trustee’s Certificate of Authentication]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Face A-3 - 4

[REVERSE OF NOTE]

ENABLE MIDSTREAM PARTNERS, LP

5.000% Senior Note due 2044

This Security is one of a duly authorized issue of senior securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 27, 2014 (such Indenture, as amended and supplemented being referred to herein as the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as amended and supplemented by the First Supplemental Indenture thereto dated as of May 27, 2014, by and among the Company, CERC and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, CERC, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used but not defined herein have the meanings set forth in the Indenture. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $            . To the extent any provision of this Security conflicts with the express provisions of the Indenture, the Indenture shall govern and be controlling. The Company may issue an unlimited aggregate principal amount of additional Securities of this series under the Indenture. Any such additional Securities shall be treated as issued and outstanding Securities of the same series as this Security (with identical terms other than with respect to the issue date, the date of first payment of interest, if applicable, and the payment of interest accruing prior to the issue date) for all purposes of the Indenture, including waivers, amendments, and redemptions.

At any time prior to November 15, 2043, this Security is redeemable, in whole or in part, at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of this Security to be redeemed and (ii) the sum of the present values of the principal amount of this Security to be redeemed and the remaining scheduled payments of interest hereon (exclusive of interest accrued to the Redemption Date) from the Redemption Date to the respective scheduled payment dates discounted from their respective scheduled payment dates to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, such Redemption Date. From and after November 15, 2043, this Security is redeemable, in whole or in part, at the option of the Company, at a Redemption Price equal to 100% of the principal amount of this Security to be redeemed, plus accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, such Redemption Date.

For purposes of determining any Redemption Price, the following definitions shall apply:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the term between the Redemption Date and the Stated Maturity (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of five Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of all of the Reference Treasury Dealer Quotations or (b) if the Quotation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (a) RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, and their respective successors; provided, however, that if any of the foregoing ceases to be a U.S. government securities dealer (a “ Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer and (b) one other Primary Treasury Dealer selected by the Company.

A-3 - 1

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding any Redemption Date.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on this Security or the portions hereof called for redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The Company is not required to make mandatory redemption or sinking fund payments with respect to this Security.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Security or (b) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Guarantor and any other Guarantor, and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor or any other Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company, the Guarantor or any other Guarantor with certain provisions of the Indenture and certain existing and past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, regardless of whether notation of such consent or waiver is made upon this Security.

No Holder of this Security shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of this series, (b) as set forth in the Indenture, the Holders of not less than 25% of the principal amount of the Outstanding Securities of this series shall have made written request to the Trustee to institute proceedings in respect of certain Events of Default set forth in the Indenture in its own name as Trustee hereunder, (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of this series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of the Indenture or this Security to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided or provided in the Indenture and for the equal and ratable benefit of all such Holders.

A-3 - 2

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons in denominations of U.S. $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including fees and expenses of the Trustee) payable in connection therewith, other than exchanges pursuant to Sections 304, 306, 906 and 1107 of the Indenture.

Except as provided in the Indenture, prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in this Security, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, partner, member, officer, manager or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

This Security shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State.

A-3 - 3

Schedule of Exchanges of Interests in the Global Security*

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian
	$	$	$

*	This schedule should be included only if the Security is in global form.

A-3 - 4

ANNEX B

FORM OF CERTIFICATE OF TRANSFER

Enable Midstream Partners, LP

One Leadership Square

211 North Robinson Avenue, Suite 950

Oklahoma City, Oklahoma 73102

U.S. Bank National Association

100 Wall Street, New York

New York, New York 10005

Re:	[2.400% Senior Notes due 2019] [3.900% Senior Notes due 2024] [5.000% Senior Notes due 2044] (the “Notes”)

Reference is hereby made to the Indenture, dated as of May 27, 2014 (the “Original Indenture”), between Enable Midstream Partners, L.P., a Delaware limited partnership (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 27, 2014 (the “First Supplemental Indenture”), among the Company, CenterPoint Energy Resources Corp., a Delaware corporation, and the Trustee (the Original Indenture, as so amended and supplemented by the First Supplemental Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                 (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Exhibit A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                 (the “Transferee”), as further specified in Exhibit A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Restricted Definitive Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the First Supplemental Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Restricted Definitive Security and in the First Supplemental Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Restricted Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the First Supplemental Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Restricted Definitive Security and in the First Supplemental Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Global Security or a Restricted Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Security and Restricted Definitive Security and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)	such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c)	such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)	such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted Definitive Security and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Annex D to the First Supplemental Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the First Supplemental Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on a Restricted Global Security and/or the Restricted Definitive Securities and in the First Supplemental Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a)	☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the First Supplemental Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the First Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the First Supplemental Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the First Supplemental Indenture.

(b)	☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the First Supplemental Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the First Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the First Supplemental Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the First Supplemental Indenture.

(c)	☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the First Supplemental Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the First Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the First Supplemental Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the First Supplemental Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	144A Global Security (CUSIP ), or

(ii)	Regulation S Global Security (CUSIP ), or

(b)	☐ a Restricted Definitive Security.

in accordance with the terms of the First Supplemental Indenture.

2.	After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)	☐ a beneficial interest in the:

(i)	144A Global Security (CUSIP ), or

(ii)	Regulation S Global Security (CUSIP ), or

(iii)	Unrestricted Global Security (CUSIP ); or

(b)	☐ a Restricted Definitive Security; or

(c)	☐ an Unrestricted Definitive Security,

ANNEX C

FORM OF CERTIFICATE OF EXCHANGE

Enable Midstream Partners, LP

One Leadership Square

211 North Robinson Avenue, Suite 950

Oklahoma City, Oklahoma 73102

U.S. Bank National Association

100 Wall Street, New York

New York, New York 10005

Re:	[2.400% Senior Notes due 2019] [3.900% Senior Notes due 2024] [5.000% Senior Notes due 2044] (the “Notes”)

(CUSIP                 )

Reference is hereby made to the Indenture, dated as of May 27, 2014 (the “Original Indenture”), between Enable Midstream Partners, L.P., a Delaware limited partnership (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 27, 2014 (the “First Supplemental Indenture”), among the Company, CenterPoint Energy Resources Corp., a Delaware corporation, and the Trustee (the Original Indenture, as so amended and supplemented by the First Supplemental Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                 (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the First Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the First Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) [Reserved]

C - 1

(d) ☐ Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the First Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the First Supplemental Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the First Supplemental Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

C - 2

ANNEX D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Enable Midstream Partners, LP

One Leadership Square

211 North Robinson Avenue, Suite 950

Oklahoma City, Oklahoma 73102

U.S. Bank National Association

100 Wall Street, New York

New York, New York 10005

Re:	[2.400% Senior Notes due 2019] [3.900% Senior Notes due 2024] [5.000% Senior Notes due 2044] (the “Notes”)

Reference is hereby made to the Indenture, dated as of May 27, 2014 (the “Original Indenture”), between Enable Midstream Partners, L.P., a Delaware limited partnership (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 27, 2014 (the “First Supplemental Indenture”), among the Company, CenterPoint Energy Resources Corp., a Delaware corporation, and the Trustee (the Original Indenture, as so amended and supplemented by the First Supplemental Indenture, the Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of:

(a) a beneficial interest in a Global Security, or

(b) a Definitive Security,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Security or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

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4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D - 2

ANNEX E-1

NOTATION OF SUBORDINATED GUARANTEE OF COLLECTION

The Guarantor (which term includes any successor Person under the Indenture) named below has guaranteed the full and prompt collection of the Company’s obligations under the 2.400% Senior Notes due 2019 (the “Securities”) and the Company’s obligations under the Indenture with respect to such Securities. Such Guarantee is a guaranty of collection only, and not a guaranty of payment.

The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to such Guarantee and the Indenture are expressly set forth in Article 3 of the First Supplemental Indenture and reference is hereby made to the First Supplemental Indenture for the precise terms of such Guarantee.

CENTERPOINT ENERGY RESOURCES CORP.

By:
Name:
Title:

E-1-1

ANNEX E-2

NOTATION OF SUBORDINATED GUARANTEE OF COLLECTION

The Guarantor (which term includes any successor Person under the Indenture) named below has guaranteed the full and prompt collection of the Company’s obligations under the 3.900% Senior Notes due 2024 (the “Securities”) and the Company’s obligations under the Indenture with respect to such Securities. Such Guarantee is a guaranty of collection only, and not a guaranty of payment.

The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to such Guarantee and the Indenture are expressly set forth in Article 3 of the First Supplemental Indenture and reference is hereby made to the First Supplemental Indenture for the precise terms of such Guarantee.

CENTERPOINT ENERGY RESOURCES CORP.

By:
Name:
Title:

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